POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby

constitutes and appoints each of Joel A. Littman, Robert J. Kemp and Amanda Mogin, signing singly, the undersigned's true and lawful attorney-in-fact to:

      1. prepare, execute in the undersigned's name and on

the undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC"), a Form ID, including

amendments thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), or any rule or regulation of the

SEC;

      2. execute for and on behalf of the undersigned, in

the undersigned's capacity as an officer and/or director of CPI

International, Inc., a Delaware corporation (the "Company"),

Forms 3, 4, and 5 in accordance with Section 16(a) of the

Exchange Act, and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of

securities of the Company;

      3. do and perform any and all acts for and on behalf

of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any stock

exchange or similar authority; and

      4. take any other action of any type whatsoever in

connection with the foregoing that, in the opinion of such

attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-

fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-

in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 By signing below, the undersigned hereby revokes any

previous powers of attorney that may have been granted to any persons covering the subject matter covered hereby.  This Power of Attorney shall remain in full force and effect until the

undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this 26th day of

February 2008.

/s/ William P. Rutledge

___________________________________

Signature

William P. Rutledge

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